Exhibit 99.1
Z-Axis Corporation Agrees to Acquire Silicon Mountain Memory, Incorporated
     GREENWOOD VILLAGE, Colo.—(BUSINESS WIRE)—May 9, 2006— Z-Axis Corporation (OTCBB: ZXIS.OB), today announced that it has signed a definitive exchange agreement under which it will acquire Silicon Mountain Memory Incorporated of Boulder, Colorado. Under the exchange agreement, the stockholders of Silicon Mountain will be issued common stock of Z-Axis representing approximately 92% of the Z-Axis common stock to be outstanding following the exchange, and Z-Axis will change its name to include the term Silicon Mountain Memory. Silicon Mountain develops, assemble and markets open-source memory solutions based on Flash memory and DRAM technologies that are sold directly to end users.
     At the same time as the exchange is completed, Z-Axis anticipates selling its existing litigation support services business to certain of its existing principal stockholders, officers and directors. An agreement pertaining to this sale is currently being prepared, with a special committee of the board of directors, the members of which are disinterested in this transaction, acting on behalf of Z-Axis. Following the closing, the net effect of these transactions will be that Z-Axis will change its name to a variation of Silicon Mountain Memory, the business of the public company (that was formerly Z-Axis) will be the business of Silicon Mountain, and the currently existing business of Z-Axis will no longer be owned by Z-Axis. The special committee of the board of Z-Axis is in the process of retaining a financial advisory firm that will be asked to render a fairness opinion with respect to the exchange and the sale transactions. Z-Axis expects to issue an additional press release shortly related to the retention of a financial advisor. The transactions, which are expected to be completed in June or July 2006, are subject to approval by the stockholders of Z-Axis and Silicon Mountain and other customary closing conditions, including the filing of a proxy statement which will be subject to review by the Securities and Exchange Commission (“SEC”).
     Alan Treibitz, chief executive officer of Z-Axis, said, “We believe this transaction provides our stockholders with an opportunity to realize value from participating in the ownership of Silicon Mountain Memory. Looking forward, we believe operating Z-Axis as a private company will more appropriately suit the needs and capabilities of a litigation support services business, including the elimination of the expenses associated with being a public company.”
     Tre´ Cates, the co-founder and president of Silicon Mountain, said, “This transaction will position Silicon Mountain to take advantage of additional customer, product, financing and growth opportunities that we believe can be best addressed through being a public company. Of course, this next step in our strategic plan would not have been possible without the dedication of all our employees. It builds on their hard work over the last several years by creating a new platform for Silicon Mountain to actively participate in future developments and in meeting the evolving needs of our corporate, small business, government and education end users. Silicon Mountain’s current senior management team will continue to lead Silicon Mountain, and our corporate headquarters will remain in Boulder.”
Form 8-K
     Z-Axis has today filed a Current Report on Form 8-K with the SEC, which contains additional information concerning the exchange and the related transactions. A copy of the exchange agreement is filed as an exhibit to such Form 8-K. Z-Axis’ stockholders and other interested parties can obtain, without charge, a copy of the Form 8-K and the exchange agreement by going to the SEC’s web site at http://www.sec.gov.
About Z-Axis Corporation
     Z-Axis is in the business of providing video graphic presentation services in the litigation services industry for commercial and government customers. These services include product leasing and support for various presentation software systems used in trials, hearings and other related court proceedings. Z-Axis’ presentations may consist of any combination of computer-generated graphics, live action video, photographs, graphic artwork, document presentation, special effects and presentation exhibit boards. Litigation services customers served by Z-Axis are primarily law firms and corporations located throughout the United States. For more information on Z-Axis and its video graphic presentations, visit www.zaxis.com.
About Silicon Mountain Memory Incorporated
     Founded in 1997, Silicon Mountain develops, assembles and markets open-source memory solutions based on Flash memory and DRAM technologies that are sold direct to end users. These memory products for computers and peripherals are marketed to a diverse customer base including Fortune 1000 companies, small businesses, government and education customers, and consumers. For more information, please visit www.siliconmountainmemory.com or www.smmdirect.com.
Proxy Information
     In connection with Z-Axis’ solicitation of proxies with respect to the meeting of stockholders to be called with respect to the proposed exchange, Z-Axis will file with the SEC, and will furnish to its stockholders a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed because it will contain important information. Stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s Web site at www.sec.gov. Stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Z-Axis Corporation, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, Attention: Director of Finance and Administration; Telephone: 303-713-0200. Z-Axis and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Z-Axis ‘ stockholders in favor of the proposed exchange and related transactions. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Z-Axis’ proxy statement relating to proposed exchange when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Z-Axis common stock as of March 31, 2005, is also set forth in the Schedule 14A filed by Z-Axis on August 24, 2005 with the SEC.
This news release contains forward-looking statements regarding future events, activities and financial performance, such as management’s expectations regarding future operating results of Z-Axis and Silicon Mountain; strategic relationships and market opportunities; product development or introduction; and other business strategies and objectives. These statements may be identified with such words as “expect,” “believe,” “anticipate,” or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.
Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: risks associated with the proposed exchange; the ability to secure a fairness opinion addressing the exchange and related transactions; stockholder approval of the exchange and related transactions; exposure to risks inherent in the business of Silicon Mountain, to which we are not currently exposed; volatility in our business may continue to negatively affect our revenue and operating results; we have a history of limited profitability in recent years and may not operate profitably in the future; we experienced a significant loss in the nine months ended December 31, 2005; we often generate a substantial portion of our revenue for each quarter from producing a limited number of video graphic presentations, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve targeted operating results; our operating results may vary significantly based on whether particular legal proceedings are settled in advance of trial; there is often a long lead-time in obtaining customers in our industry and in performing litigation support services; we may be unable to enhance our selling capabilities due to limited financial resources, which may hinder our ability to add litigation services customers; we depend on sales consultants and independent contractors to obtain litigation services business and to prepare and produce our video graphic presentations; there is intense competition in the litigation services market, which could prevent us from increasing our revenue and maintaining profitability; government customers to which we sell our services rely on public funding and often face significant budgetary pressures, and if these customers must delay, reduce or forego purchasing litigation support services from us, our revenues could be harmed; out stock trades sporadically and our size inhibits our ability to obtain research coverage or market makers; at current trading levels, our stock is a “penny stock” that is subject to certain SEC-imposed disclosure requirements on broker-dealers that process trades in our stock; and those additional risks and uncertainties discussed in our most recent filings with the SEC, including our annual report on Form 10-KSB for the fiscal year ended March 31, 2006, which we expect to file with the SEC during the week of May 15, 2006.

CONTACT:	Stephanie Kelso, President Z-Axis Corporation 303-713-0200 stephanie.kelso@zaxis.com